Exhibit 10.8
Pfizer Inc. Executive Annual Incentive Plan

I PURPOSE

The purpose of the Pfizer Inc. Executive Annual Incentive Plan (the "Plan") is to attract and retain highly qualified individuals; to obtain from each the best possible performance; to establish performance goals based on objective criteria; to further underscore the importance of achieving business objectives for the short and long term; and to include in such individual’s compensation package an annual incentive component which is tied directly to the achievement of those objectives. Such component is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and would be deductible by the Company. In addition, each annual incentive award earned under the Plan on or after January 1, 2005, the receipt of which is not otherwise deferred under an eligible Plan of the Company in accordance with Section 409A of the Code, is intended to be exempt from Section 409A as a “short-term deferral” of compensation.

II DEFINITIONS

For the purposes of the Plan, the following terms shall have the following meanings:

ADJUSTED NET INCOME: Income before cumulative effect of accounting changes as shown on the audited Consolidated Statement of Income of the Company; provided, however, that if income before cumulative effect of accounting changes is not shown on such Statement, then Adjusted Net Income shall mean net income as shown on such Statement.

AWARDS: The annual incentive awards made pursuant to the Plan.

BOARD OF DIRECTORS: The Board of Directors of Pfizer Inc.

COMMITTEE: The Executive Compensation Committee of the Board of Directors or any successor thereto. The Committee shall consist solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.

COMPANY: Pfizer Inc. and its subsidiary Companies.

ELIGIBLE EMPLOYEE: An employee who is a member of the Company’s Corporate Management Committee.

Grandfathered Benefits: Plan benefits that were earned and vested as of December 31, 2004 within the meaning of Section 409A. Grandfathered Benefits are subject to the distribution rules in effect prior to the amendment of the Plan Effective on January 1, 2008.

SECTION 409A: Section 409A of the Code and the regulations and other guidance issued thereunder by the U.S. Treasury or Internal Revenue Service.

III EFFECTIVE DATE; TERM

The Plan is effective as of January 1, 1997, subject to approval by the affirmative vote of a majority of shares voting at the Company’s 1997 Annual Meeting of Shareholders, and shall remain in effect until such time as it shall be terminated by the Committee.

IV AMOUNTS AVAILABLE FOR AWARDS

Awards with respect to any taxable year of the Company shall not exceed the limitations specified in Section VI of the Plan.

V ELIGIBILITY FOR AWARDS

The Committee may grant an award to an Eligible Employee if there is positive Adjusted Net Income.

The Committee shall give consideration to the contribution made by the Eligible Employee to achievement of the Company's established objectives and such other matters as it shall deem relevant.

In the discretion of the Committee, Awards may be made to Eligible Employees who have retired or whose employment has terminated after the beginning of the year for which an Award is made, subject to Section VIII regarding the timing of payment and the Committee’s certification as to the achievement of the established objectives for such performance period, or to the designee or estate of an Eligible Employee who died during such period.

VI DETERMINATION OF AMOUNTS OF AWARDS

The Committee has sole authority to determine the amount of any Award. The maximum Award payable to an individual is .30% (three tenths of one percent) of Adjusted Net Income for such year. The Committee has authority to exercise discretion within the above maximum in determining the amount of individual Awards.

VII FORM OF AWARDS

Awards under the Plan shall be made in cash subject to the limitations set forth in Section VI.

VIII PAYMENT OF AWARDS

Awards may be made at any time following the end of the Company’s taxable year; provided, however, that no Awards shall be made until the Committee receives a report from the Company’s independent auditors stating the amount of Adjusted Net Income for the year. The Committee shall certify, in writing, that the amount of any such Award does not exceed the limitation under Section VI. Notwithstanding the foregoing, any Award earned during the taxable year commencing January 1, 2005 or later, the receipt of which is not otherwise deferred under an eligible Plan of the Company in accordance with Section 409A, shall be paid prior to the 15th day of the 3rd month of the taxable year immediately following the taxable year in which the Award was earned, and as such shall be exempt from Section 409A as a “short-term deferral” of compensation.

IX SPECIAL AWARDS AND OTHER PLANS

Nothing contained in the Plan shall prohibit the Company from establishing other special awards or incentive compensation plans providing for the payment of incentive compensation to employees (including Eligible Employees).

X ADMINISTRATION, AMENDMENT AND INTERPRETATION OF THE PLAN

The Committee shall administer the Plan. The Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the Plan.

The Committee shall have the right to amend the Plan from time to time or to repeal it entirely or to direct the discontinuance of Awards either temporarily or permanently; provided, however, that (i) no amendment of the Plan shall operate to annul, without the consent of the Eligible Employee, an Award already made hereunder, and (ii) no amendment of the Plan that changes the maximum Award determined payable to any Eligible Employee, as set forth in Section VI, or materially amends the definition of Adjusted Net Income shall be effective before approval by the affirmative vote of a majority of shares voting at a meeting of the shareholders of the Company.

Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and/or administration of the Plan shall be final, conclusive and binding on all persons affected thereby.

Notwithstanding the foregoing, no amendment of the Plan shall apply to Awards that were earned and vested (within the meaning of Section 409A) under the Plan prior to January 1, 2005, unless the amendment specifically provides that it applies to such amounts. The purpose of this restriction is to prevent a Plan amendment from resulting in an inadvertent "material modification" to amounts that are Grandfathered Benefits.

XI RIGHTS OF ELIGIBLE EMPLOYEES

Neither the Plan, nor the adoption or operation of the Plan, nor any documents describing or referring to the Plan (or any part hereof) shall confer upon any employee any right to continue in the employ of the Company.

No individual to whom an Award has been made or any other party shall have any interest in the cash or any other asset of the Company prior to such amount being paid.

No right or interest of any Eligible Employee in the Plan shall be assignable or transferable, or subject to any claims of any creditor or subject to any lien.

XII MISCELLANEOUS

All Awards under the Plan are subject to withholding, where applicable, for federal, state and local taxes.

Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware (without regard to principles of conflicts of law). Notwithstanding anything herein to the contrary, the terms of the Plan are intended to, and shall be interpreted and applied so as to ensure that the Plan provides only for the “short-term deferral” of compensation and as such shall be exempt from 409A. Any provision of this Plan governing the timing or form of payment of benefits hereunder may be modified by the Committee if, and to the extent deemed necessary or advisable, to ensure such exemption from Section 409A. Nothing in this Section XII shall be construed as an admission that any of the benefits payable under this Plan constitute “deferred compensation” subject to the provisions of Section 409A.